As filed with the U.S. Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KODIAK SCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0476525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Page Mill Road

Palo Alto, California 94304

(Address, including zip code, of principal executive offices)

2018 Equity Incentive Plan

(Full title of the plan)

D. Victor Perlroth, M.D.

Chairman and Chief Executive Officer

1200 Page Mill Road

Palo Alto, CA 94304

(650) 281-0850

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Steven M. Przesmicki

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Kodiak Sciences Inc. (the “Registrant”) for the purpose of registering an additional 2,100,344 shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”), pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2018 Plan.

These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2018 Plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October  9, 2018 (No. 333-227755), May  15, 2019 (No. 333-231503), March  2, 2021 (No. 333-253751), May  10, 2022 (No. 333-264829) and March  28, 2023 (No. 333-270907) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of such Prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the Commission on March 28, 2024 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38682) filed with the Commission on October 1, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.6 of the Annual Report.

ITEM 8. EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Kodiak Sciences Inc., as currently in effect.	10-Q	3001-38682	3.1	November 16, 2018

4.2	Amended and Restated Bylaws of Kodiak Sciences Inc., as currently in effect.	10-Q	001-38682	3.2	November 16, 2018

4.3	Form of Common Stock Certificate of the Company.	S-1/A	333-227237	4.1	September 24, 2018

5.1*	Opinion of Cooley LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Cooley LLP (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

99.1	2018 Equity Incentive Plan	S-1/A	333-227237	10.6	September 24, 2018

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 28th day of March, 2024.

KODIAK SCIENCES INC.

By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Perlroth and John Borgeson as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Kodiak Sciences Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor Perlroth	Chairman and Chief Executive Officer	March 28, 2024
Victor Perlroth, M.D.	(Principal Executive Officer)

/s/ John Borgeson	Chief Financial Officer	March 28, 2024
John Borgeson	(Principal Financial and Accounting Officer)

/s/ Felix J. Baker	Director	March 28, 2024
Felix J. Baker, Ph.D.

/s/ Charles Bancroft	Director	March 28, 2024
Charles Bancroft

/s/ Bassil I. Dahiyat	Director	March 28, 2024
Bassil I. Dahiyat, Ph.D.

/s/ Richard S. Levy	Director	March 28, 2024
Richard S. Levy, M.D.

/s/ Robert A. Profusek	Director	March 28, 2024
Robert A. Profusek, J.D.

/s/ Taiyin Yang	Director	March 28, 2024
Taiyin Yang, Ph.D.